POWER OF ATTORNEY
                               -----------------

         Know all by these presents, that the undersigned hereby constitutes and appoints each of Eric Henderson, Ph.D., Gregory J. Lynch, Michael H. Altman, Matthew L. Storms, Chad G. Bartell and Kelly A. Teelin, signing singly, the undersigned's true and lawful attorney-in-fact to:

         (1) execute for and on behalf of the undersigned, in the underdisned's capacity as a shareholder of BioForce Nanosciences Holdings, Inc. (the "Company"), Forms 3, 4, 5 and 13 D/G in accordance with
              Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder;

         (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute and such Forms 3, 4, 5 and 13 D/G, and timely file such form with the United States Securities and Exchance Commission and any stock exchange or similar authority; and

         (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the unersigned pursuant to the Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

         The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of the power of attorney and the rights and power herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving such capacity at the request of the undersigned, are not assuring, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act and the rules thereunder.

         This Power of Attorney shall remain in full force and effect until March 31, 2006.

         IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of March 10th, 2006.

FCPR SGAM BIOTECHNOLOGY FUND
By: Societe Generale Asset Management Alternative Investments S.A.,
    its management company

By:     /s/ Corinne Ferriere
        ------------------------------
Name:   Corinne Ferriere
Title:  deputy head of Private Equity